Exhibit 4.5

PUGET SOUND POWER & LIGHT COMPANY

TO

OLD COLONY TRUST COMPANY,

OF BOSTON,

                                                                             TRUSTEE.

Forty-Second Supplemental Indenture

Dated as of July 1, 1957

Relating to an Issue of First Mortgage Bonds, 6 1/4% Series

Due July 1, 1987

Supplemental to Indenture dated as of June 2, 1924,

as supplemented and modified

(NOT PART OF INDENTURE)

THIS FORTY-SECOND SUPPLEMENTAL INDENTURE, made as of the first day of July, 1957, by and between PUGET SOUND POWER & LIGHT COMPANY, a corporation duly organized and existing under and by virtue of the laws of the Commonwealth of Massachusetts (hereinafter sometimes called the “Company”), party of the first part, and OLD COLONY TRUST COMPANY, a corporation duly organized and existing under and by virtue of the laws of the Commonwealth of Massachusetts and having its principal office in the City of Boston, in said Commonwealth (hereinafter sometimes called the “Trustee”), as Trustee under the First Mortgage (originally, and before modification thereof by certain supplemental indentures, called “First and Refunding Mortgage”) from PUGET SOUND POWER & LIGHT COMPANY dated as of June 2, 1924 (said Mortgage being hereinafter sometimes called the “Original Mortgage”), as supplemented and modified by all indentures supplemental thereto heretofore executed and delivered, party of the second part;

WITNESSETH: That

WHEREAS, the Company did by the Original Mortgage, filed for record in the offices of the Auditors of the Counties of Chelan, Clallam, Cowlitz, Douglas, Grant, Grays Harbor, Island, Jefferson, King, Kitsap, Kittitas, Lewis, Mason, Pacific, Pierce, Skagit, Snohomish, Thurston and Whatcom, all in the State of Washington, and left on file as a chattel mortgage in each of said counties, convey and pledge certain property therein described to Old Colony Trust Company, as Trustee, to be held upon the trusts expressed in the Original Mortgage to equally secure an unlimited authorized amount of mortgage bonds (therein and herein called the “Bonds”) issued or to be issued in one or more series, all as more fully provided in the Original Mortgage; and

WHEREAS, the Company, prior to September 1, 1954, had executed and delivered to the Trustee thirty-nine supplemental indentures, supplementing and in certain respects modifying the Original Mortgage and providing for the execution, certification and delivery of Bonds of various series from time to time pursuant thereto (which Original Mortgage, as so supplemented and modified, is therein and herein sometimes called the “First Mortgage”); and

WHEREAS, the Company executed and delivered to the Trustee a Fortieth Supplemental Indenture, dated as of September 1, 1954, which

Supplemental Indenture is divided into two parts, designated as Part I and Part II, and Part I thereof provided for the establishment and the execution, certification and delivery initially of Twenty-five Million Dollars ($25,000,000) principal amount of a series of Bonds, designated as First Mortgage Bonds, 3 1/2% Series due 1984, (herein sometimes called “Bonds of the 1984 Series”) and contained certain covenants, restrictions, conditions and provisions affecting, and provided for certain modifications of, the First Mortgage (the First Mortgage, as so supplemented and modified by said Part I, being sometimes in said Fortieth Supplemental Indenture and herein called the “Revised First Mortgage”) and Part II thereof provided for further modifications of the Revised First Mortgage, effective upon obtaining approval of such modifications by the holders of at least two-thirds of each class of stock of the Company outstanding and entitled to vote and upon the taking of other appropriate action to make such modifications effective; and

WHEREAS, in Part II of the Fortieth Supplemental Indenture, it was agreed by the Company, the Trustee and the holders of the Bonds of the 1984 Series, that the Revised First Mortgage should be modified by striking out (i) the provisions relating to property excepted from the lien of the Revised First Mortgage contained in the Granting Clauses thereof, and (ii) all Articles of the Original Mortgage and all Articles contained in the First to the Thirty-ninth Supplemental Indentures, inclusive, and Articles I, III and IV of Part I of the Fortieth Supplemental Indenture, and substituting in lieu of said provisions and Articles, Articles One to Twenty, inclusive, of Part II of the Fortieth Supplemental Indenture, upon receipt by the Trustee of

A.	A certificate by the Clerk, Secretary or Assistant Secretary of the Company, that the holders of two-thirds of each class of stock of the Company outstanding and entitled to vote, at a meeting duly called for the purpose, had duly adopted a vote (which vote should be set out in the certificate) authorizing the further modifications described above;

B.	All of the Seven Million Dollars ($7,000,000) principal amount of First Mortgage Bonds, Series E 6%, theretofore certified and delivered by the Trustee pursuant to the First Mortgage (hereinafter sometimes called the “Series E Bonds”), for cancellation by the Trustee; and

C.	An opinion of counsel as to compliance with conditions precedent which should also state that the Company had taken all the necessary corporate action to authorize the modification of the Revised First Mortgage as provided in Part II of the Fortieth Supplemental Indenture;

and it was further provided therein that such modifications should become effective as of the close of business on the day on which the receipt by the Trustee of the certificate, the Series E Bonds and opinion of counsel provided for in Subdivisions A, B and C aforesaid had been completed (referred to therein and herein as the “effective modification date”) and that thereafter the holders of all Bonds of any series then issued and outstanding would be subject to and be bound by such modifications; and

WHEREAS, the Trustee on October 20, 1955 duly received the certificate, Series E Bonds, and opinion of counsel required to authorize the modifications of the Revised First Mortgage as provided in Part II of the Fortieth Supplemental Indenture, and the Company has taken all other action required therein to cause such modifications to become effective and the Trustee on November 14, 1955 executed and delivered to the Company an instrument releasing from the lien of the Revised First Mortgage, as modified by Part II of the Fortieth Supplemental Indenture (the Revised First Mortgage as so modified by the Fortieth Supplemental Indenture being sometimes therein and herein called the “Indenture”, and references herein to Sections, Articles or other provisions of the Indenture being to the revised or modified provisions thereof as set forth in Part II of the Fortieth Supplemental Indenture) the properties to be excepted as provided in Article Twenty thereof; and

WHEREAS, the Company, in compliance with covenants contained in the Indenture, has also caused to be filed as a chattel mortgage and to be recorded as a real estate mortgage in the offices of the County Auditors in all Counties in the State of Washington, in which the Fortieth Supplemental Indenture has been filed and recorded, a duly executed and acknowledged instrument stating that the modifications provided for in Part II of the Fortieth Supplemental Indenture had

become effective and specifying the effective modification date, to wit, October 20, 1955 and the taking of all other action required in connection therewith; and

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Forty-first Supplemental Indenture, dated as of December 1, 1954, mortgaging, pledging, conveying, transferring and assigning to the Trustee and subjecting to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property, since the execution and delivery of the Fortieth Supplemental Indenture; and

WHEREAS, all Bonds of any series heretofore executed, certified and delivered pursuant to the Original Mortgage, as from time to time supplemented and modified, have been retired and cancelled or payment duly and irrevocably provided for, except the Twenty-five Million Dollars ($25,000,000) principal amount of Bonds of the 1984 Series, which Bonds are now outstanding and constitute the only Bonds of the Company outstanding under the Indenture; and

WHEREAS, the Board of Directors of the Company has established a new series of Bonds to be designated First Mortgage Bonds, 6 1/4% Series due July 1, 1987 (hereinafter sometimes called “Bonds of the 1987 Series”) and has authorized an initial issue of Twenty Million Dollars ($20,000,000) principal amount thereof, and the Company has complied or will comply with all provisions required to issue additional Bonds provided for in the Indenture; and

WHEREAS, the Company, since the execution and delivery of the Forty-first Supplemental Indenture, has acquired or constructed certain additional property and made certain betterments, improvements, and additions to the mortgaged property; and

WHEREAS, the Company desires to execute and deliver this Forty-second Supplemental Indenture, in accordance with the provisions of the Indenture, for the purposes of (a) further assuring, conveying, mortgaging and assigning unto the Trustee certain additional property acquired by the Company since the execution and delivery of the Forty-first Supplemental Indenture, (b) providing for the creation of a new series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of such series, (c) adding to the Indenture other covenants and agreements to be hereafter observed by the Company, (d) conforming the provisions of the Indenture to the requirements of the Trust Indenture Act of 1939, and (e) making provision for correcting defective provisions in the Indenture; and

WHEREAS, all things necessary have been done to authorize the execution, delivery and recording of these presents validly to secure the payment of the principal of, and the premium, if any, and interest on, the initial issue of Twenty Million Dollars ($20,000,000) principal amount of Bonds of the 1987 Series, and to make such Bonds, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid and binding legal obligations of the Company, and to constitute the Indenture, as heretofore supplemented and as further supplemented by this Forty-second Supplemental Indenture, a valid and binding mortgage for the security of all of the Bonds in accordance with its and their terms;

NOW, THEREFORE, this Forty-second Supplemental Indenture

WITNESSETH, that, pursuant to and in execution of the powers, authorities and obligations conferred, imposed and reserved in the Indenture, and pursuant to and in execution of every other power, authority and obligation thereto appertaining and/or enabling, in order to secure the payment of the principal of, and the premium, if any, and interest on, the Bonds issued and to be issued under the Indenture, and secured thereby and hereby at any time outstanding according to their tenor and effect, and the performance of all the covenants and conditions therein and herein and in said Bonds contained, and for the purpose of confirming the lien of the Indenture, as heretofore and as the same may be supplemented, said Puget Sound Power & Light Company, in consideration of the premises and of One Dollar ($1.00) and other good and valuable consideration to it duly paid by the Trustee, at or before the execution and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, conveyed, transferred, assigned, remised, released, mortgaged, set over and confirmed and by these presents does grant, bargain, sell, convey, transfer, assign, remise, release, mortgage, set over and confirm unto Old Colony Trust Company, as Trustee, and to its successor or successors in the trust created by the Indenture as heretofore and hereby supplemented, and to said Trustee and its assigns forever, for the uses and purposes created by the Indenture, as heretofore and hereby supplemented, all property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture, as heretofore and hereby supplemented, is subjected or intended to be subjected to the lien thereof, and including also all such property as the Company may hereafter acquire which by the terms of the Indenture, as heretofore and hereby supplemented, is subjected or intended to be subjected to the lien thereof, excepting from the foregoing, however, all property included within the foregoing general description, whether now owned or hereafter acquired, which by the provisions of the Indenture, as heretofore and hereby supplemented, is excepted or to be excepted from the conveyance and mortgage of the Indenture, as heretofore and hereby supplemented, or which has heretofore been released from the lien of the Indenture, as heretofore and hereby supplemented, or otherwise disposed of by the Company free from the lien of the Indenture, as heretofore and hereby supplemented, in accordance with the provisions thereof:

INCLUDING NEVERTHELESS in the property hereby conveyed and confirmed to the Trustee (without limiting the generality of the foregoing general description of such property and without prejudice to the conveyance and confirmance of all such property by such general description) the following:

All property, real, personal or mixed, together with all buildings or improvements thereon and the appurtenances thereto, located in the State of Washington and described below or conveyed to the Company by the deeds listed on the list of properties and deeds below, to which deeds and the records thereof in the County Auditor’s office of the respective counties in the State of Washington below stated (in all cases where said deeds and/or records are below specified) reference is hereby made for a more particular description of the property hereby conveyed and confirmed to the Trustee and its respective successor or successors and assigns as aforesaid, to wit:

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			ISLAND COUNTY

15	29*	3E*	That portion of the N 1/2 of the W 14 acres of the S 1/2 of the SE 1/4 of the SE 1/4 lying east of the State Highway	W. T. Schlanbusch May 3, 1955	83	75

			JEFFERSON COUNTY

Plat of Junction City, per plat in Vol. 2 of Plats, Page 103			Lots 11 and 12 in Block 147	Chester L. Northup and wife; Archie C. Thomas and wife, and Lillian M. Witzke Balcom July 26, 1955	140	562

			KING COUNTY

Bellevue Acre and Half- Acre tracts (per plat in Vol. 11 of Plats, Page 35)			That portion of Tracts 1, 2 and 3 lying west of Bellevue Way Southeast and lying south of a line commencing on the west line of Tract 1, 90 feet north from the SW corner of said Tract 1, and extending easterly at right angles to west line of Tract 1 to the west line of Bellevue Way Southeast	H. R. McKeever and Martha Jane McKeever, his wife Aug. 31, 1956	3610	96

Cheriton Fruit Gardens, Plat No. 1, per plat in Vol. of Plats, Page 47			N 1/2 of N 1/2 of Tract 3, Block 2, EXCEPT the E 250 ft. thereof; SUBJECT to easement for sewer pipe line or lines over and across said property, to Bellevue sewer district, a municipal corporation, recorded August 18, 1954 under Auditor’s File No. 4476720	Seattle-First National Bank as Trustee July 28, 1955	3489	643

Cheriton Fruit Gardens, Plat No. 1, per plat in Vol. of Plats, Page 47			S 1/2 of N 1/2 of Tract 3, in Block 2, EXCEPT the E 240 ft. of S 110 ft. thereof; and EXCEPT the E 250 ft. of that portion lying N of a line drawn parallel to and 110 ft. N of the S line of said N 1/2 of Tract 3	Donald R. Ritter and Marian Ritter, his wife July 6, 1955	3485	104

Cheriton Fruit Gardens, Plat No. 1, per plat in Vol. of Plats, Page 47			S 1/2 of Tract 3 in Block 2, EXCEPT the E 230 ft. of the N 100 ft., and EXCEPT the E 30 ft. thereof deeded to King Co. for road by deeds recorded under Auditor’s File Nos. 913743 and 913775, records of King Co., Wn., SUBJECT to easement to Bellevue sewer district for pipe line across said property as granted in instrument recorded Aug. 18, 1954 under Auditor’s File No. 4476721	Seattle-First National Bank as Trustee July 28, 1955	3489	643

Grove Addition to Des Moines per plat in Vol. 4 of Plats, Page 83			Lots 1, 2, 3 and 4, Block 37, and West 1/2 of vacated street adjacent on the East, EXCEPT portion taken for Des Moines Way	Emelie Buxel March 15, 1956	3555	643

*

All numbers in the columns of the following tabulation under the designation “Twp.” indicate townships north of the Willamette Base Line, and the Letters “E” and “W” in the column under the designation “Range” indicate township east, or west, as the case nay be, of the Willamette Meridian.

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			KING COUNTY (Continued)

Vitus Schmid’s East Seattle Acre Tracts, per plat in Vol. 7 of Plats, Page 76			W 100 ft. of Lots 1 and 2; and W 100 ft of N 60 ft. of Lot 3; ALL in Block 8	Harry B. Luckenbach and Frances Elzina Luckenbach, his wife December 4, 1954	3416	188

18	21	5E	Beginning on the south line of Sec. 18, distant 1000 feet from the southeast corner thereof; thence west along said south line 284.84 feet, more or less, to the east line of “M” St. SE, in the City of Auburn, Washington; thence north along said east line 450 feet; thence east parallel with the south line 120 feet; thence north parallel with “M” St. SE, 90 feet; thence east parallel with the south line to intersect a line drawn from point of beginning to a point on the south line of Northern Pacific Railway (Palmer cutoff), distant 920 feet east from the dividing line between the southeast quarter of the southeast quarter and Gov’t. Lot 14; thence southwesterly along said intersected line to point of beginning	Sam C. Mathiesen and Nellie B. Mathiesen, his wife August 31, 1956	3609	31

9	22	4E	The N 1/2 of the SE 1/4 of the SE 1/4 of the SE 1/4, EXCEPT the east 30 feet, and the W 30 feet for roads	James Derezes and George Derezes May 16, 1956	3577	108
(Tr. 22 of East Des Moines 5-acre Tracts unrecorded)

9	22	4E	The S 1/2 of the NE 1/4 of the SE 1/4 of the SE 1/4, EXCEPT the E 30 ft. thereof for road, and EXCEPT the N 45 ft. for road conveyed to King County by deed recorded under Auditor’s file No. 2717363	Martin C. Watkins and Bernice T. Watkins, his wife, and Clarence S. Watkins May 17, 1956	3577	106
(Tr. 23 of East Des Moines 5-acre Tracts unrecorded)

9	22	4E	The W 30 ft. of the N 1/2 of the SE 1/4 of the SE 1/4 of the SE 1/4	Thomas C. Evetts and Edith M. Evetts, his wife February 20, 1957	3654	232

9	22	4E	That portion of the SE 1/4 of the SW 1/4 which lies south of Fred Russell County Road (S 223rd St.) and east of a line drawn from a point 711.12 ft. east of the SW corner to point 711 ft. east of the NW. corner of said tract; EXCEPT the easterly 30 ft. thereof conveyed to King County for road purposes by deed recorded under Auditor’s file No. 787611, records of said county	Jake C. Biemond and Nola N. Biemond, his wife August 28, 1956	3606	373

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			KING COUNTY (Continued)

9	22	4E	The E 270 ft. of the N 1/2 of the SW 1/4 of the SE 1/4 of the SE 1/4, EXCEPT the S 82 ft. of the W 120 ft. thereof. SUBJECT to easement for electric transmission line recorded under Auditor’s file No. 4714352, records of said county and SUBJECT to reservations contained in deed dated Oct. 22, 1906, recorded under Auditor’s file No. 432435, records of said county	Arthur D. Cox and Elsie L. Cox, his wife February 25, 1957	3656	48

10	22	4E	That portion of the SW 1/4 of the SW 1/4 of Sec. 10, Twp. 22 N, Range 4 E, W.M., described as follows: Beginning at the SW corner of said subdivision; thence N 88° 38’ 20” E along S line thereof 380.40 ft. to the westerly line of New Military Road; thence N 0° 47’ 40” E along said westerly line 355.80 ft. to true point of beginning of this description; thence continuing N 0° 47’ 30” E 100 ft.; thence S 88° 48’ 30” W 386.63 ft.; more or less, to the W line of the SW 1/4 of the SW 1/4; thence S along said westerly line 100 ft. to a point from which the true beginning bears N 88° 48’ 30” E; thence N 88° 48’ 30” E 385.24 ft., more or less, to true beginning; (BEING KNOWN as the S 10 ft. of Tract 8, and the N 90 ft. of Tract 9, of Richard’s Grand View Acre Tracts, an unrecorded plat).	D. M. Lancaster & Marion C. Lancaster, his wife May 16, 1956	3577	107
Richard’s Grand View Acre Tracts, unrecorded)

27	23	4E	Beginning at a point on the W line of Sec. 27, Twp. 23 N, Range 4 E, WM., distant S 0° 01’ 11” W 1835.29 ft. from the NW corner of said Sec. 27, and running thence S 89° 59’ 10” E 2245.00 ft.; thence S 0° 01’ 11” W 1890.00 ft.; thence S 89° 59’ 10” E 1060.00 ft. to the true point of beginning of this description; thence continuing S 89° 59’ 10” E 206.90 ft. to the southwesterly margin of the Military Road; thence along the said southwesterly margin S 25° 10’ 50” E 151.96 ft.; thence N 89° 59’ 10” W 271.6 ft.; thence N 0° 01’ 11” E 137.5 ft. to the true point of beginning; EXCEPT the W 106.9 ft. thereof; (Being known as Lots 1 and 2, Block 21, McMicken Heights, Div. #2, unrecorded,	Charles J. Boe and Zada Kathryn Boe, his wife February 15, 1955	3442	602
McMicken Heights, Div., unrecorded)

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			KING COUNTY (Continued)

			EXCEPT the W 106.9 ft. thereof), SUBJECT to restrictions contained in instrument recorded under File #3161972; and right of the public to make all necessary slopes for cuts or fills

29	23	4E	That portion of the S 8.5 acres of that portion of the SW 1/4 of the SW 1/4 lying E of County Road, described as follows: Beginning at a point on the east line of said SW 1/4 of the SW 1/4, distant 741.57 ft. N 1° 8’ 30” E from the SE corner of said SW 1/4 of the SW 1/4; thence westerly 515.1 ft., more or less, to a point on the E line of County Road, distant N 24° 53’ 00” W 770.25 ft. from the intersection of said E line with the S line of said SW 1/4 of the SW 1/4; thence along said E line N 24° 53’ 00” W 178.8 ft.; thence easterly 594.1 ft., more or less, to a point on the E line of said SW 1/4 of the SW 1/4, distant 162.5 ft. N from the point of beginning; thence S 1° 8’ 30” W 162.5 ft. to the point of beginning	Adrian C. Eidinger and Leona M. Eidinger, his wife July 19, 1956	3594	435

5	23	6E	A strip of land in Lots 3 and 4 and SW 1/4 of the NW 1/4 of Sec. 5, Twp. 23 N of Range 6 E, WM, of the width of 100 ft. lying on the Southerly side of and contiguous to the strip of land conveyed by the Northern Pacific Railway Company to William T. Baker by deed dated February 28, 1899	C. M. St. P. & Pac. Ry. Co. July 27, 1955	3522	223

10	23	8E	The S 140 ft. of the N 165 ft. of that portion of the NE 1/4 of the SW 1/4 lying Southwesterly of the Chicago Milwaukee, Railway right of way, EXCEPT the W 25 ft. for County Road	Cecil E. Crandall and Annabelle Crandall, his wife April 11, 1956	3579	367

28	24	5E	The south 100 ft. of the N 929.87 ft. of the E 200 ft. of the W 230 ft. of the SW 1/4 of the NW 1/4	Pavla Vogt March 9, 1956	3556	145

30	24	5E	S 120 ft. of N 150 ft. of E 120 ft. of the W 1/2 of the NE 1/4 of the SW 1/4 of the NW 1/4	Mercer Island Golf & Country Club April 12, 1955	3457	163

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			KING COUNTY (Continued)

31	24	7E	A strip of land in the N 1/2 of the NE 1 /4, NE 1/4 of the NW 1/4, and Lot 1 of Sec. 31, Twp. 24 N, Range 7 E, WM, 100 ft in width, lying on the Southerly side of and contiguous to the strip of land conveyed by the Northern Pacific Railway Company to William T. Baker in deed dated February 28, 1899	C. M. St. P. & Pac. Ry. Co. July 27, 1955	3522	223

35	24	7E	A strip of land in the N 1/2 of the NE 1 /4 and the NE 1/4 of the NW 1/4 of Sec. 35, Twp. 24 N, R 7 E, WM, of the width of 50 ft. lying on the Southerly side of and contiguous to the strip of land conveyed by the Northern Pacific Railway Company to William T. Baker in deed dated February 28, 1899	C. M. St. P. & Pac. Ry. Co. July 27, 1955	3522	223

35	24	7E	A strip of land in the NW 1/4 of the NW 1 /4 of said Sec. 35, of the width of 100 ft. lying on the southerly side of and contiguous to the strip of land conveyed by the Northern Pacific Railway Company to William T. Baker in deed dated February 28, 1899	C M. St. P. & Pac. Ry. Co. July 27, 1956	3522	223

1	26	6E	That portion of the N 150 ft. of the NE 1/4 of the NE 1/4 and of the NW 1/4 of the NE 1/4, lying easterly of the Redmond-Cottage Lake County Road, and W of a N and S line 100 ft. E measured along the N line of said Sec. 19, from its intersection with the easterly margin of said county road, SUBJECT to an easement for road over the N 20 ft. thereof	O. T. Dean and Ella Dean, his wife March 19, 1956	3556	450

			KITSAP COUNTY

15	26	1E	That part of Gov’t Lot 4 described as follows: Commencing at the SW corner of said Gov’t Lot 4; thence S 88° 28’ E 451.07 ft. to the E margin of State Highway No 21; thence northeasterly along the E margin of said State Highway No. 21 a distance of 395.1 ft., more or less, to the intersection of the E margin of State Highway No. 21 and the S margin of the County Road; thence E along the S margin of the County Road a distance	Nels Tornensis January 14, 1956	628	38

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			KITSAP COUNTY (Continued)

			of 132.0 ft. to the true point of beginning; thence S 0° 21’ W 100 ft.; thence S 89° 34’ E 100 ft.; thence N 0° 21’ E 99 ft., more or less, to the S margin of the County Road; thence W along the S margin of the County Road 100 ft. to the point of beginning

8	24	1E	That portion of the NW 1/4 of the NW 1/4 lying westerly of Permanent Highway No. 9, northerly of Permanent Highway No. 10, and southerly of a line drawn N 89° 34’ W from a point on the westerly line of said Permanent Highway No. 9 which is S 14° 20’ W 750 ft. from its intersection with the N line of said subdivision	Sadie Bowes November 4, 1955	623	38

Gale and Miller’s Addition to Bremerton, per plat in Vol. 4 of Plats, Page 66			Lots 7, 8 and 9, in Block 4	Mildred Chambers Ruth, Executrix of the Estate of Riley Chambers, deceased, and Herbert R. Chambers February 15, 1956	626	645

			KITTITAS COUNTY

20	20	14E	That portion of the W 1/2 of the NW 1/4 described as follows: Beginning at the SW corner of said NW 1/4; thence E711 ft.; thence N 3° 30’ W 670 ft.; thence N 22° 45’ W 300 ft.; thence N 32° 15’ W 412 ft.; thence N 71° 00’ W 342 ft.; thence S 1402 ft. to point of beginning, EXCEPT the S 950 ft. thereof, and EXCEPT the W 250 ft. thereof; SUBJECT to an easement for road as now located over the northerly portion of said tract	Bert R. Malm and Irene Malm, his wife June 19, 1956	98	150

33	18	18E	That portion of the SW 1/4 of the SW 1/4 lying southeasterly of Hanson County Road, and northeasterly of Brown County Road, and northwesterly of a line 100 ft. southeasterly of, measured at right angles to, the southeasterly margin of said Hanson County Road	Roy F. Dyer and Anna M. Dyer, his wife January 19, 1955	95	88

			PIERCE COUNTY

1	19	2E	That portion of the S 13 rods of Gov’t Lot 2, lying westerly of the Old Pacific Highway South	Erwin D. Strehlau and Mary C. Strehlau, his wife September 13, 1956	1122	448

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			KITSAP COUNTY (Continued)

31	19	5E	Beginning at a point on the westerly line of Calistoga Avenue in the Town of Orting, 15 ft. S of the N line of the SE 1/4 of the NE 1/4 of Sec. 31, Twp. 19 N, Range 5 E, WM; thence S 42° 40’ west along the westerly line of Calistoga Avenue 244.97 ft. to the southerly city limits line of the town of Orting; thence N 47° 20’ W along said city limits 273.81 ft. to a point 15 ft. S of the N line of said subdivision; thence E parallel to said subdivision line 367.41 ft. to the point of beginning	Ethel B. Hardtke April 4, 1956	1110	156

1	19	2E	Beginning at the SE corner of Lot 3; thence N 13 rods; thence W 24.08 rods; thence S 13 rods; thence E along S line 24.08 rods to point of beginning, EXCEPT roads	James H. March January 16, 1956	1104	408

15	20	2E	Beginning at a point 155 ft. W of the SE corner of the SW 1/4; thence northerly 140 ft.; thence westerly 100 ft.; thence southerly 140 ft.; thence easterly 100 ft. to the point of beginning, EXCEPT roads	David Carsten and Martha Carsten, his wife January 30, 1956	1105	548

3	20	4E	W 180 ft. of the S 130 ft. of the SW 1/4 of the SW 1/4 of the SW 1/4, EXCEPT the S 30 ft. and the W 30 ft. for roads	Albert Aufdermauer September 24, 1954	1069	485

Snell’s Plat of Part of Adam Benston’s Donation Claim, per plat in Vol. 7 of Plats, Page 87			Lot 6, EXCEPT roads	Clyde M. Wallace and Etta May Wallace, his wife April 20, 1955	1085	367

Second Mountain View Addition to the Town of Puyallup, Pierce County, per plat in Vol. 5 of Plats, Page 63			Beginning at a point 30 ft. E and 262 ft. N of a stone monument at the center line of 12th St. NW and on the N line of Second Mountain View Addition to the Town of Puyallup, Pierce County, Washington, according to plat recorded in Book 5 of Plats at page 63; thence continuing N 207.95 ft. to the southerly line of the N. P. RR right of way; thence southeasterly along said right of way 425.39 ft.; thence south parallel to the E line of 12th St. NW 129.61 ft. to within 232 ft. of the N line of Mountain View Addition (Part One) to the Town of Puyallup, according to plat recorded in Book 4 of Plats at page 18; thence northwesterly to point of	L. O. Johnson and Connie Marvin, now Connie Marvin Johnson, his wife August 2, 1954	1065	535

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			PIERCE COUNTY (Continued)

			beginning. EXCEPT S 90.95 ft. thereof and EXCEPT portion of W 100 ft. lying N of S 90.95 ft. thereof.

			SKAGIT COUNTY

4	34	2E

The North  1/2 of the SW 1/4 of the SE 1/4, EXCEPT the following described portions:

(a) Beginning at a point 40 rods N of SW corner of said SW 1/4 of the SE 1/4; thence N along the W line 200 ft.; thence E 653.4 ft.; thence S 200 ft.; thence W 653.4 ft. to the point of beginning.

(b) Beginning at the NE corner of the SW 1/4 of the SE 1/4; thence W on the N line of said subdivision to a point 422 ft. E of the NW corner of said subdivision; thence S 277 ft.; thence E 315 ft., more or less, to a point 589.6 ft. W of the E line of the SW 1/4 of the SE 1/4; thence S 140.4 ft.; thence E 589.6 ft. to the E line of said SW 1/4 of the SE 1/4; thence N 417.4 ft. to the point of beginning.

(c) Commencing at a point 1021.28 ft. N of the SW corner of the said SW 1/4 of the SE 1/4 and on the Westerly boundary line thereof, the true point of beginning; thence N on said W line of said SW 1/4 of the SE 1/4 to the NW corner thereof; thence N 89° 55’ E 422 ft.; thence S 0° 52’ W 277 ft.; thence S 89° 55’ W to the poing of beginning.

(d) County road rights of way.

				Nels Nelson and Rose Nelson, his wife April 29, 1955	270	211

8	34	2E	Commencing at a point on the Westerly margin of the County Highway 30 ft. W of the N and S center line of said Sec. 8 and 1191.08 ft. N of the center of said Sec. 8; thence N 86° 59’ 30” W 660 ft.; thence N 0° l’ 30” E 617.34 ft.; thence N 28° 14’ W 150 ft. to the Southeasterly margin of State Highway No. 15; thence Northeasterly along the Southeasterly margin of said Highway 60 ft.; thence S 28° 14’ E 150 ft.; thence S 86° 48’ E 607.07 ft. to the Westerly margin, of the County Road; thence S 0° 1’ 30” W along the Westerly margin of said County Road 644.92 ft. to the point of beginning	R. D. Turner and Grace Turner, his wife July 10, 1956	279	529

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			SKAGIT COUNTY (Continued)

13	34	3E	That portion of Gov’t Lot 4 lying Easterly of the County Road and more particularly described as follows: Commencing at a point on the Easterly line of County Road 80.79 ft. southerly from its intersection with the N line of said Gov’t Lot 4; thence N 86° 45’ 20” E 100 ft.; thence at right angles southerly 100 ft.; thence at right angles Westerly 72.73 ft. to the Easterly margin of the County Road; thence Northwesterly along the Easterly margin of said County Road 103.65 ft. to the point of beginning	Engvald Sandnes and Merit Sandnes, his wife January 23, 1956	276	69

19	34	3E	The following described tract of land in the SE 1/4 of the NE 1/4: Beginning at a point on the E right of way line of the LaConner-Bayview road 208.7 ft. N and 35.0’ E of the SW corner of said subdivision (said point being on the N line of that certain tract conveyed to Rowland Lockhart by deed dated Jan. 30, 1922, and recorded under Auditors File No. 154689); thence N 89° 26’ E parallel to the S line of said subdivision and along the N line of said Lockhart tract a distance of 100.0 ft.; thence N 0° 23’ 45” W parallel to the W line of said subdivision, 100.0 ft.; thence S 89° 26’ W 100.0 ft. to the E right of way line of said County Road; thence S 0° 23’ 45” E along said County Road right of way line 100.0 ft. to the point of beginning	Archie F. Peth and Anna Peth, his wife December 20, 1955	275	373

6	34	4E	The W 1/2 of the N 1/ 2 of the SW 1/4 of the NE 1 /4	Walter L. Becker and Eva J. Becker, his wife July 6, 1956	279	735

18	34	5E	Beginning at the center of Section; thence N along the center line of said Sec. 18, bearing N 0° 24’ 30” W a distance of 1318.1 ft.; thence N 89° 33’ E 733.35 ft. to the true point of beginning; thence N 0° 24’ 30” W 202 ft.; thence N 89° 33’ E 202 ft.; thence S 0° 24’ 30” E 202 ft.; thence S 89° 33’ W 202 ft. to true point of beginning	Archie W. Pringle and Claire Pringle, his wife, and Melvin Stakkeland and Catherine Stakkeland September 3, 1955	273	461

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			SKAGIT COUNTY (Continued)

25	35	1E	A tract of land in the W 1/2 of the NW 1 /4 of the SE 1/4, described as follows : Beginning at a point on the E right of way line of the Heart Lake Road 453.85 ft. S and 30.0 ft. E of the NW corner of said subdivision; thence E parallel to the N line of said subdivision 150.0 ft.; thence N 0° 04’ W parallel to the W line of said subdivision 106.64 ft.; thence W 150.0 ft. to the E right of way line of said Heart Lake Road; thence S 0° 04’ E along said road right of way line 106.64 ft. to the point of beginning	City of Anacortes May 14, 1956	278	601

19	35	5E	That portion of the SW 1/4 of the NE 1/4, described as follows: Beginning at a point on the W side of the County Road along the E side of said subdivision 913.8’ N 1° 52’ W of the S line thereof, said point being on the corner of a fence line running W from said point; thence N 89° 52’ 30” W along said fence line W 100 ft.; thence S parallel to the first described course, 100 ft.; thence S 89° 52’ 30” E 100’ to the W line of said County Road; thence N 100 ft. to the point of beginning	V. J. Tholstrup and Mae W. Tholstrup, his wife March 7, 1956	276	768

19	35	5E	Beginning at the SE corner of the NE 1/4 of the SE 1/4 of Sec. 19, said point being in the N right of way line of the F. J. Hoehn County Road; thence W along the N right of way line of said Hoehn Road 242.5 ft.; thence N 3° 23’ 30” W parallel to the E line of said Sec. 19, 884.1 ft. to the SW line of the Puget Sound Power & Light Company’s property; thence S 36° 57’ 30” E along said Puget Sound Power & Light Company’s property line, 213.72 ft.; thence N 53° 02’ 30” E along the SE line of the Puget Sound Power & Light Company’s property, 149.9 ft. to the E line of said Sec. 19; thence S 3° 23’ 30” E along the E line of said Sec. 19; 803.52 ft. to the point of beginning.	Ray E. Van Fleet and Lexie R. Van Fleet, his wife August 24, 1956	280	54

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			SKAGIT COUNTY (Continued)

20	35	5E	Beginning at the SW corner of the NW 1/4 of the SW 1/4 of Sec. 20, said point being in the N right of way line of the F. J. Hoehn County Road; thence E along the N right of way line of said Hoehn Road, 394.18 ft.; thence N 1135.44 ft. to the SE line of the Puget Sound Power & Light Company’s property; thence S 53° 02’ 30” W along said Puget Sound Power & Light Company’s property line, 552.76 ft. to the W line of said Sec. 20; thence S 3° 23’ 30” E along the W line of said Sec. 20, 803.52 ft. to the point of beginning	R. E. Van Fleet and Lexle R. Van Fleet, his wife August 24, 1956	280	542

18	36	4E	A tract of land in the NE 1/4 of the NE 1 /4, described as follows: Beginning at a point on the S line of said subdivision 482.85 ft. W of the SE corner thereof, said point being on the W right of way line of the old County Road running through said subdivision; thence northwesterly along said County Road right of way line on a 7° curve to the right 100.0 ft., the tangent of the center line of said road bears N 24° 15’ 15” W; thence N 89° 29’ 15” W parallel to the S line of said subdivision 100.0 ft.; thence southeasterly on a 7° curve to left parallel to the W line of said County Road right of way 100.0 ft. to the S line of said subdivision; thence S 89° 29’ 15” E along the S line of said subdivision 100.0 ft. to the point of beginning	W. B. Garland & Belle Garland, his wife December 16, 1955	275	363

Greenstreet’s and LeGro’s First Addition, per plat in Vol. 7 of Plats, Page 48			Lot 28 and the N 34 ft. of Lot 29	Otto Greenstreet and Hazel M. Greenstreet, his wife, and Gwynne D. Le Gro and Hulda Le Gro, his wife January 12, 1956	275	785

Pape’s Addition to Mt. Vernon, per plat in Vol. 3 of Plats, Page 59			Lot 14, Block 1	Charles McGovern and Albertina McGovern, his wife August 20, 1954	264	599

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			THURSTON COUNTY

	18	2W	That portion of the Northern Pacific Railway Company’s 14 foot right of way for its former Tumwater Branch in the C. Crosby Donation Claim No. 63 in Twp. 18 N, Range 2 W, being 7 ft. wide on each side of the center line of the main track of said branch line as formerly constructed and operated but now removed, lying between an Easterly production of the N line of DesChutes St. (Now DeSoto St.) as shown on the recorded plat of Tumwater and Southeasterly of Simmons Road (formerly Water Street).	Northern Pacific Railway Company November 10, 1954	286	126
(Plat of Tumwater)

Swan Addition to Olympia Plat recorded Vol. 1 of Plats, Page 37			Lot 2 and the Westerly half of Lot 3 in Block 14, TOGETHER with that part of vacated Southerly 20 ft. of street adjacent to said property on the N, EXCEPTING therefrom the Southerly 10 ft. for alley	Ralph N. Clay and Aileen Clay, his wife February 8, 1955	288	469

Brown’s Subdivision, per plat in Vol. 8 of Plats, at Page 35			Lot 4; (said Brown’s Subdivision being a replat of the following: Lots 5, 7, 8 and the S 1/2 of Lot 6, Block 8, and the vacated portion of 8th St. lying between Main and Columbia Streets and Lots 1, 2, 3 and 4 of Block 9, all in Sylvester’s Plat of the Town (now City) of Olympia)	Antillia Bordeaux December 12, 1956	307	492

Swan’s Addition to Olympia, per plat in Vol. 1 of Plats, Page 37			Lot 5 in Block 14, TOGETHER with that part of vacated Southerly 20 ft. of street adjacent to said property on the N; EXCEPTING therefrom the Southerly 10 ft. for alley.	Richard C. Hicks and Marjorie A. Hicks, his wife April 6, 1956	300	430

Swan’s Addition to Olympia, per plat in Vol. 1 of Plats, Page 37			Lot 10 in Block 16, TOGETHER with the vacated 5 1/2 of alley adjoining said premises on the N	Delbert O. McPherson September 16, 1955	295	334

Swan’s Addition to Olympia, per plat in Vol. 1 of Plats, Page 37			Lots 8 and 9, in Block 16, TOGETHER with the vacated S 1/2 of alley adjoining said Lot 9 on the N	Wm. H. Burk and Pearl Burk, his wife September 16, 1955	295	333

Swan’s Addition to Olympia, per plat in Vol. 1 Plats, Page 37			Lots 1 and 2, in Block 16, TOGETHER with the vacated N 1/2 of alley adjoining said premises on the S	Gerald Sophy and Marguerite Sophy, his wife September 16, 1955	295	335

	18	2W	The W 233.71 ft. of the S 233.71 ft. of the Agnew Donation Claim No. 67, EXCEPTING THEREFROM the W 25 ft. for County Road known as Friendly Grove Road, and the S 25 ft. for County Road known as Springer Road	Chris Koch March 28, 1955	290	363

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			WHATCOM COUNTY

10	40	4E	Beginning at a point on the E line of Road No. 508, 181.7 ft. N and 30 ft. E of the SW corner of said Sec. 10; thence E 100 ft.; thence S 91.37 ft. to the Northwesterly right of way line of the N.P. RR.; thence S 59° 37’ W. along the said Northwesterly line of right of way, 115.92 ft. to the E line of Road No. 508; thence N along the E line of Road No. 508, 150 ft. to the point of beginning	John M. Sterk and Bessie Sterk, his wife December 30, 1955	412	89

17 18	37 37	9E 9E	Gov’t Lots 3 and 6, and the SW 1/4 of the NW 1/4 of Sec. 17, and the SE 1/4 of NE 1/4 of Sec. 18, ALL LESS ROADS. SUBJECT to the reservation of the right, upon certain terms, to remove merchantable timber	Mary Jane Smith and Gertrude E. Valentine June 20, 1956	416	694

2	37	9E	All that part of Gov’t Lot 4 and the SE 1/4 of the NW 1/4 of Sec. 2, lying below the 729 foot contour line and containing 7.36 acres, more or less, less roads.	The Scott Paper Company February 15, 1957	422	227

3	37	9E	All that part of Gov’t Lot 1, Sec. 3, lying below the 729 foot contour line and containing 5.75 acres, more or less, less roads.	The Scott Paper Company February 15, 1957	422	227

33	38	9E	All that part of the NE 1/4 of the SW 1 /4 of Sec. 33, lying below the 729 foot contour line and containing 6.90 acres, more or less, less roads	The Scott Paper Company February 15, 1957	422	227

TO HAVE AND TO HOLD all and singular the said premises, properties, shares, franchises, rights and income and also all other property and interest of any kind and of every nature that, by virtue of any provision hereof or of the Indenture or otherwise, has or shall hereafter become subject to the Indenture, as heretofore and hereby supplemented, to the Trustee, its successor or successors and assigns, forever;

BUT IN TRUST NEVERTHELESS, for the equal and proportionate benefit and security (except as otherwise expressly provided) of all present and future holders of the Bonds and interest obligations issued and to be issued under and secured by the Indenture, as heretofore supplemented and as further supplemented by this Forty-second Supplemental Indenture, and to secure the payment of such Bonds and the interest thereon, in accordance with the provisions of said Bonds and of the

Indenture, as heretofore and hereby supplemented, without priority or distinction as to lien or otherwise of any Bonds over any other Bonds so that, except as otherwise expressly provided, the principal of, and the premium, if any, and interest on, every such Bond shall be equally and proportionately secured by the Indenture, as heretofore and hereby supplemented, as if all said Bonds had been issued, sold and delivered for value simultaneously with the execution of the Original Mortgage, and to secure the performance of and compliance with the covenants and conditions of the Indenture, as heretofore and hereby supplemented, pursuant to and under and subject to the provisions and conditions and for the uses hereinafter and in the Indenture, as heretofore and hereby supplemented, set forth; it being hereby agreed as follows, to wit:

ARTICLE ONE.

Bonds of the 1987 Series and Certain Provisions Relating Thereto.

SECTION 1.01. A. Terms of Bonds of the 1987 Series. There shall be hereby established a series of Bonds, known as and entitled “First Mortgage Bonds, 6 1/4% Series due 1987” (herein referred to as the “Bonds of the 1987 Series”). The aggregate principal amount of the Bonds of the 1987 Series shall not be limited, except as provided in Section 3.01 and in Article Five of the Indenture, and hereafter as may be provided in any indenture supplemental thereto.

The definitive Bonds of the 1987 Series shall be coupon Bonds of the denomination of $1,000, registerable as to principal, and registered Bonds without coupons of the denominations of $1,000 or any multiple thereof.

The coupon Bonds of the 1987 Series will be dated as of July 1, 1957, which date will be the date of the commencement of the first interest period for all Bonds of the 1987 Series, and the registered Bonds of the 1987 Series without coupons will be dated as provided in Section 3.05 of the Indenture. All Bonds of the 1987 Series shall mature July 1, 1987, and will bear interest at the rate of 6 1/4% per annum until the payment of the principal thereof, such interest to be payable semi-annually on January 1 and July 1 in each year. The principal of, and the premium, if any, and interest on, the Bonds of the 1987 Series will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal corporate trust office of the Trustee in the City of Boston, Massachusetts or of its

successor in trust, or, at the option of the holders of the Bonds of the 1987 Series, at the office or agency of the Company in the Borough of Manhattan, City and State of New York or in the City of Seattle, State of Washington.

The definitive Bonds of the 1987 Series may be issued in the form of Bonds engraved, printed or lithographed on steel engraved borders.

As permitted by the provisions of Section 3.10 of the Indenture and upon payment at the option of the Company of the charges provided in Section 3.11 of the Indenture, registered Bonds of the 1987 Series without coupons may be exchanged for a new registered Bond or Bonds of different authorized denominations of like aggregate principal amount or for a like aggregate principal amount of coupon Bonds of said series, with coupons attached representing interest from the last interest payment date to which interest has been paid on the registered Bonds surrendered in exchange, or both, and coupon Bonds of the 1987 Series may be exchanged for a like aggregate principal amount of registered Bonds of the said series without coupons of the same or a different authorized denomination or denominations.

The Trustee hereunder shall, by virtue of its office as such Trustee, be a paying agent of the Company for the purpose of the payment of the principal of, and the premium, if any, and interest on, the Bonds of the 1987 Series and the registrar and transfer agent of the Company for the purpose of registering and transferring Bonds of the 1987 Series.

B. Forms of Bonds of the 1987 Series. The coupon Bonds of the 1987 Series, the interest coupons to be attached thereto, the registered Bonds of said series, and the Trustee’s authentication certificate to be executed on all of the Bonds of said series, shall be in substantially the following forms, respectively:

[FORM OF COUPON BOND OF THE 1987 SERIES]

No. M	$1,000

PUGET SOUND POWER & LIGHT COMPANY

Incorporated under the Laws of the Commonwealth of Massachusetts

FIRST MORTGAGE BOND, 6 1/4% SERIES DUE 1987

DUE JULY 1, 1987

PUGET SOUND POWER & LIGHT COMPANY, a corporation organized and existing under the laws of Massachusetts (hereinafter called the

“Company” which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to the bearer, or, if this bond be registered, to the registered owner hereof, the sum of One Thousand Dollars ($1,000) on July 1, 1987, or earlier as hereinafter provided, with interest thereon from July 1, 1957, at the rate of 6 1/4% per annum, payable semi-annually on the first days of January and July in each year until payment of the principal hereof but, as to interest due at or prior to maturity, only upon surrender of the appropriate coupons attached hereto as they severally become due.

Both principal and interest of this bond (and premium, if any) are to be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal corporate trust office of Old Colony Trust Company, Boston, Massachusetts, or of its successor in trust, or, at the option of the holder hereof, at the office or agency of the Company in the Borough of Manhattan, City and State of New York, or in the City of Seattle, State of Washington.

This bond is one of the bonds, of the above designated series, of an unlimited authorized amount of coupon bonds or registered bonds without coupons, or both, known as First Mortgage Bonds, all issued or to be issued in one or more series under and secured by a First Mortgage dated as of June 2, 1924, executed and delivered by the Company to Old Colony Trust Company as Trustee, as supplemented and/or modified by indentures supplemental thereto, including particularly the Fortieth Supplemental Indenture, dated as of September 1, 1954, in Part II of which are set forth the revised provisions of said First Mortgage as theretofore and then supplemented and modified, and the Forty-second Supplemental Indenture dated as of July 1, 1957, relating, among other things, to the bonds of the above designated series, and by all other instruments supplemental thereto (herein sometimes called the “Indenture”) reference to each and all of which is hereby made for a description of the property mortgaged and pledged as security for said bonds, the rights and remedies of the holder of this bond in regard thereto, and the terms and conditions upon which bonds may be issued.

This bond is to be treated as negotiable, subject to the requirements for registration as to principal hereinbelow provided, and all persons are invited by the Company and the holder for the time being hereof to act accordingly. The principal and interest hereby secured will be paid without regard to any equities between the Company and the original or any intermediate holder hereof.

The bonds of this series are subject to redemption prior to maturity as a whole at any time or in part from time to time (a) at the option of the Company, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Regular Redemption Price”, and (b) for the sinking and improvement fund for the bonds of this series, for the depreciation fund provided for in the Indenture, and by the application of proceeds of certain property subject to the lien thereof as provided in the Indenture, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Special Redemption Price”:

Twelve Months’ Period Beginning July 1	Regular Redemption Price %	Special Redemption Price %	Twelve Months’ Period Beginning July 1	Regular Redemption Price %	Special Redemption Price %
1957	110.50	103.50	1972	105.45	102.50
1958	110.50	103.45	1973	105.10	102.35
1959	110.50	103.40	1974	104.70	102.25
1960	110.15	103.35	1975	104.30	102.15
1961	109.75	103.30	1976	103.90	102.00
1962	109.35	103.25	1977	103.50	101.90
1963	108.95	103.20	1978	103.15	101.75
1964	108.60	103.10	1979	102.75	101.60
1965	108.20	103.05	1980	102.35	101.45
1966	107.80	103.00	1981	101.95	101.25
1967	107.40	102.90	1982	101.60	101.10
1968	107.00	102.85	1983	101.20	100.90
1969	106.65	102.75	1984	100.80	100.70
1970	106.25	102.65	1985	100.50	100.50
1971	105.85	102.55	1986	100.00	100.00

together in any case with interest accrued thereon to the date fixed for redemption, upon prior notice (unless notice is waived by the holders of all the bonds of this series) given by publication at least once each week for three successive calendar weeks, the first publication to be not less than thirty days nor more than ninety days prior to the date fixed for redemption, in a newspaper, printed in the English language, customarily published at least five days a week, excluding legal holidays, and of general circulation in the City of Boston, Massachusetts, and in similar newspapers published and of general circulation in the Borough of Manhattan, City and State of New York and in the City of Seattle, State of Washington, respectively; provided that if all of the bonds of this series at the time outstanding shall be registered bonds without coupons and/or coupon bonds registered as to principal, such notice may be given by registered mail in lieu of such publication; all as more fully provided in the Indenture.

If this bond is duly designated for redemption, if payment of the principal hereof, together with accrued interest, and premium, if any, is irrevocably provided for, and if notice of such redemption shall have been duly given, provided for or waived, this bond shall cease to be entitled to the lien of the Indenture from and after the date such payment is irrevocably so provided for and shall cease to bear interest from and after the date fixed for redemption.

The Indenture provides that (1) the Company and the Trustee, with the consent of the holders of not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding (determined as provided in the Indenture) including, if more than one series of bonds shall be at the time outstanding, not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding of each series affected, may effect, by an indenture supplemental to the Indenture, further modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the consent of the holder hereof which will (a) extend the maturity of this bond or reduce the rate or extend or otherwise change the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or alter the equal and proportionate security afforded by the lien of the Indenture for the bonds issued thereunder, or (c) reduce the number or percentage of the principal amount of the bonds upon the consent of the holders of which modifications or alterations may be made as aforesaid or defaults may be waived; and (2) the holders of like percentages of the principal amount of the bonds outstanding and of each series thereof may waive certain uncured past defaults and the consequences thereof.

In certain events of default, the principal of this bond may become or be declared due and payable before maturity as provided in said Indenture.

This bond, with all appropriate coupons, is either singly, or together with other coupon bonds of the same series as this bond, exchangeable at the option of the holder, upon surrender thereof in bearer form and upon payment of a reasonable charge, but subject to the terms, conditions and limitations expressed in said Indenture, for a registered bond or bonds without coupons of the same series as this bond, and of the same aggregate principal amount of any denomination or denominations authorized by the Indenture.

This bond shall pass by delivery except while registered as to principal.

This bond, but not its coupons, may from time to time be registered as to principal at the option of the holder on the books of the Company at the principal corporate trust office of the Trustee, and if so registered shall pass only by transfer on such books, unless such transfer shall have been made and registered to bearer, in which case it shall again pass by delivery until again registered. Registration shall not affect the negotiability of the coupons, which shall continue to be transferable by delivery, and the payment of any coupon to the bearer thereof shall be a discharge of the Company in respect of the interest therein mentioned.

It is a part of the contract herein contained that each holder hereof waives all right of recourse to any personal, statutory or other liability of any promoter, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation for the collection of any indebtedness hereunder as more fully provided in said Indenture.

This bond shall not become obligatory for any purpose or be entitled to any security or benefit under said Indenture until the certificate hereon shall have been signed by the Trustee.

IN WITNESS WHEREOF, PUGET SOUND POWER & LIGHT COMPANY has caused these presents to be executed in its corporate name and behalf by its President or one of its Vice Presidents, and by its Treasurer or an Assistant Treasurer, thereunto duly authorized, and its corporate seal or a facsimile thereof to be hereto affixed, and has likewise caused the annexed coupons to be authenticated by a facsimile of the signature of its Treasurer, all as of the first day of July, 1957.

PUGET SOUND POWER & LIGHT COMPANY,

By
President.

And by
Treasurer.

[GENERAL FORM OF INTEREST COUPON APPURTENANT TO

COUPON BONDS OF THE 1987 SERIES]

$31.25	No.

On the first day of                        , 19    , PUGET SOUND POWER & LIGHT COMPANY, upon surrender hereof, unless the bond mentioned below shall previously have become due and payable and payment shall have been duly provided therefor, will pay to the bearer at the principal corporate trust office of Old Colony Trust Company, in the City of Boston, Massachusetts, or of its successor in trust, or, at the option of the holder hereof, at the office or agency of the Company in the Borough of Manhattan, City and State of New York, or in the City of Seattle, State of Washington, the amount shown hereon above, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, being six months’ interest then due on its First Mortgage Bond, 6 1/4% Series due 1987, No. M             .

Treasurer.

[FORM OF REGISTRATION]

NOTICE: No writing below except by a Bond Registrar.

Date of Registration	Name of Registered Owner	Signature of Bond Registrar

[FORM OF REGISTERED BOND OF THE 1987 SERIES WITHOUT COUPONS]

No. R	$

PUGET SOUND POWER & LIGHT COMPANY

Incorporated under the Laws of the Commonwealth of Massachusetts

FIRST MORTGAGE BOND, 6 1/4% SERIES DUE 1987

DUE JULY 1, 1987

PUGET SOUND POWER & LIGHT COMPANY, a corporation organized and existing under the laws of Massachusetts (hereinafter called the “Company” which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to                                          or registered assigns, the sum of                      Dollars ($             ) on July 1, 1987, or earlier as hereinafter provided, and to pay to said payee, or registered assigns, interest hereon from the date hereof at the rate of 6 1/4% per annum, payable semi-annually on the first days of January and July in each year until payment of the principal hereof.

Both principal and interest of this bond (and premium, if any) are to be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal corporate trust office of Old Colony Trust Company, Boston, Massachusetts, or of its successor in trust, or, at the option of the registered holder hereof, at the office or agency of the Company in the Borough of Manhattan, City and State of New York, or in the City of Seattle, State of Washington.

This bond is one of the bonds, of the above designated series, of an unlimited authorized amount of coupon bonds or registered bonds without coupons, or both, known as First Mortgage Bonds, all issued or to be issued in one or more series under and secured by a First Mortgage dated as of June 2, 1924, executed and delivered by the Company to Old Colony Trust Company as Trustee, as supplemented and/or modified by indentures supplemental thereto, including particularly the Fortieth Supplemental Indenture, dated as of September 1, 1954, in Part II of which are set forth the revised provisions of said First Mortgage as theretofore and then supplemented and modified, and the Forty-second Supplemental Indenture dated as of July 1, 1957, relating, among other things, to the bonds of the above designated series, and by all other instruments supplemental thereto (herein sometimes called the “Indenture”) reference to each and all of which is hereby made for a description of the property mortgaged and pledged as security for said bonds, the rights and remedies of the holder of this bond in regard thereto, and the terms and conditions upon which bonds may be issued.

This bond is to be treated as negotiable, subject to the requirements for registration hereinbelow provided, and all persons are invited by the Company and the holder for the time being hereof to act accordingly. The principal and interest hereby secured will be paid without regard to any equities between the Company and the original or any intermediate holder hereof.

The bonds of this series are subject to redemption prior to maturity as a whole at any time or in part from time to time (a) at the option of the Company, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Regular Redemption

Price”, and (b) for the sinking and improvement fund for the bonds of this series, for the depreciation fund provided for in the Indenture and by the application of proceeds of certain property subject to the lien thereof as provided in the Indenture, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Special Redemption Price”:

Twelve Months’ Period Beginning July 1	Regular Redemption Price %	Special Redemption Price %	Twelve Months’ Period Beginning July 1	Regular Redemption Price %	Special Redemption Price %
1957	110.50	103.50	1972	105.45	102.50
1958	110.50	103.45	1973	105.10	102.35
1959	110.50	103.40	1974	104.70	102.25
1960	110.15	103.35	1975	104.30	102.15
1961	109.75	103.30	1976	103.90	102.00
1962	109.35	103.25	1977	103.50	101.90
1963	108.95	103.20	1978	103.15	101.75
1964	108.60	103.10	1979	102.75	101.60
1965	108.20	103.05	1980	102.35	101.45
1966	107.80	103.00	1981	101.95	101.25
1967	107.40	102.90	1982	101.60	101.10
1968	107.00	102.85	1983	101.20	100.90
1969	106.65	102.75	1984	100.80	100.70
1970	106.25	102.65	1985	100.50	100.50
1971	105.85	102.55	1986	100.00	100.00

together in any case with interest accrued thereon to the date fixed for redemption, upon prior notice (unless notice is waived by the holders of all the bonds of this series) given by publication at least once each week for three successive calendar weeks, the first publication to be not less than thirty days nor more than ninety days prior to the date fixed for redemption, in a newspaper, printed in the English language, customarily published at least five days a week, excluding legal holidays, and of general circulation in the City of Boston, Massachusetts, and in similar newspapers published and of general circulation in the Borough of Manhattan, City and State of New York and in

the City of Seattle, State of Washington, respectively; provided that if all of the bonds of this series at the time outstanding shall be registered bonds without coupons and/or coupon bonds registered as to principal, such notice may be given by registered mail in lieu of such publication; all as more fully provided in the Indenture.

If this bond or any portion hereof ($1,000 or any multiple thereof) is duly designated for redemption, if payment of the principal hereof or of such portion, together with accrued interest, and premium, if any, is irrevocably provided for, and if notice of such redemption shall have been duly given, provided for or waived, this bond or such portion shall cease to be entitled to the lien of the Indenture from and after the date such payment is irrevocably so provided for and shall cease to bear interest from and after the date fixed for redemption.

In the event of the selection for redemption of a portion only of the principal of this bond, payment of the redemption price will be made at the option of the registered owner, either (a) upon presentation of this bond for notation hereon of such payment of the portion of the principal of this bond so called for redemption, or (b) upon surrender of this bond in exchange for a bond or bonds, in either registered or coupon form (but only of authorized denominations of the same series), for the unredeemed balance of the principal amount of this bond.

The Indenture provides that (1) the Company and the Trustee, with the consent of the holders of not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding (determined as provided in the Indenture) including, if more than one series of bonds shall be at the time outstanding, not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding of each series affected, may effect, by an indenture supplemental to the Indenture, further modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the consent of the registered owner hereof which will (a) extend the maturity of this bond or reduce the rate or extend or otherwise change the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or alter the equal and proportionate security afforded by the lien of the Indenture for the bonds issued thereunder, or (c) reduce the number or percentage of the principal amount of the bonds upon the consent of the holders of which modifications or alterations may be made as aforesaid or defaults may be waived; and (2) the holders of like percentages of the principal amount of the bonds outstanding and of each series thereof may waive certain uncured past defaults and the consequences thereof.

In certain events of default, the principal of this bond may become or be declared due and payable before maturity as provided in said Indenture.

This bond is transferable by the registered owner hereof in person or by his duly authorized attorney, on books of the Company kept for the purpose, at the principal corporate trust office of the Trustee upon surrender of this bond for cancellation and upon payment, if the Company shall so require, of the charges provided for in the Indenture, and thereupon a new registered bond of the same series of like principal amount will be issued to the transferee in exchange therefor.

The registered owner of this bond at his option may surrender the same for cancellation at said office and receive in exchange therefor the same aggregate principal amount of registered bonds of the same series but of other authorized denominations or coupon bonds of the same series of the denomination of One Thousand Dollars, bearing coupons representing interest from the last interest payment date to which interest has been paid on this bond, or both such registered bonds and coupon bonds, upon payment, if the Company shall so require, of the charges provided for in the Indenture and subject to the terms and conditions therein set forth.

Payment of interest by the Company to the registered holder of this bond will be a discharge of the Company with respect to such interest.

It is a part of the contract herein contained that each holder hereof waives all right of recourse to any personal, statutory or other liability of any promoter, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation for the collection of any indebtedness hereunder as more fully provided in said Indenture.

This bond shall not become obligatory for any purpose or be entitled to any security or benefit under said Indenture until the certificate hereon shall have been signed by the Trustee.

IN WITNESS WHEREOF, PUGET SOUND POWER & LIGHT COMPANY has caused these presents to be executed in its corporate name and behalf by its President or one of its Vice Presidents, and by its Treasurer or an Assistant Treasurer, thereunto duly authorized, and its corporate seal or a facsimile thereof to be hereto affixed, all as of

PUGET SOUND POWER & LIGHT COMPANY,

By
President.

And by
Treasurer.

[FORM OF ASSIGNMENT]

For value received the undersigned hereby sells, assigns, and transfers unto                     the within bond, and all rights thereunder, hereby irrevocably constituting and appointing                     attorney to transfer said bond on the books of the Company, with full power of substitution in the premises.

Dated:

In the presence of:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within bond in every particular, without alteration or enlargement or any change whatever.

[FORM OF STAMP TAX LEGEND FOR ALL BONDS

OF THE 1987 SERIES]

United States Internal Revenue tax stamps required by law on the issue of the bonds have been affixed to the within mentioned Indenture and duly cancelled.

[FORM OF TRUSTEE’S AUTHENTICATION CERTIFICATE

FOR ALL BONDS]

This is one of the bonds, of the series designated therein, described in the within mentioned Indenture.

OLD COLONY TRUST COMPANY,
Trustee,

By
Authorized Officer.

SECTION 1.02. Redemption Provisions for Bonds of the 1987 Series. The Bonds of the 1987 Series shall be subject to redemption prior to maturity as a whole at any time or in part from time to time,

(a) at the option of the Company, upon payment of the applicable percentage of the called principal amount thereof set forth under the heading “Regular Redemption Price” in the tabulation in the forms of the Bonds of the 1987 Series set forth in Section 1.01 hereof; or

(b) upon payment of the applicable percentage of the called principal amount thereof set forth under the heading “Special Redemption Price” in the tabulation in the forms of the Bonds of the 1987 Series set forth in Section 1.01 hereof

(i) through the application of cash deposited with the Trustee for the sinking and improvement fund for the Bonds of said series provided for in Section 1.03 hereof, or

(ii) for use as a basis for credit, as provided in said Section 1.03, against the sinking and improvement fund payment for the Bonds of said series due not more than 12 months subsequent to the date fixed for such redemption, or

(iii) through the application of cash deposited with the Trustee for the depreciation fund provided for in Section 1.04 hereof; or

(iv) through the application of any trust moneys representing the proceeds of property taken, recaptured or sold in any transaction to which the provisions of Section 7.04 of the Indenture are applicable,

together in any case with interest accrued thereon to the date fixed for redemption, upon prior notice (unless such notice is waived by the holders of all bonds of such series) given by publication at least once each week for three successive calendar weeks, the first publication to be not less than thirty days nor more than ninety days prior to the date fixed for redemption, in a newspaper, printed in the English language, customarily published at least five days a week, excluding legal holidays, and of general circulation in the City of Boston, Massachusetts, and in similar newspapers published and of general circulation in the Borough of Manhattan, City and State of New York and in the City of Seattle, State of Washington, respectively; provided that if all of the bonds of this series at the time outstanding shall be registered bonds without coupons and/or coupon bonds registered as to principal, such notice may be given by registered mail in lieu of such publication.

SECTION 1.03. Sinking and Improvement Fund for Bonds of the 1987 Series. As a sinking and improvement fund for the benefit of the holders of the Bonds of the 1987 Series, the Company covenants that it will, subject to the provisions in this Section hereinafter set forth, annually on or before June 30 in each year, beginning with 1959 and continuing to and including June 30, 1986, pay to the Trustee in cash, an amount equal to the excess, if any, over the sum of the credits shown by the annual certificate hereinafter in this Section provided for, of an amount equal to the lowest multiple of $1,000 which equals or exceeds 1% of the aggregate principal amount of Bonds of the 1987 Series outstanding on the May 1 next preceding such June 30.

The payments and the dates upon which payments are required for the sinking and improvement fund as above provided are in this Section 1.03 and in the annual certificate hereinafter provided for referred to as “sinking and improvement fund payments” and “sinking and improvement fund payment dates”, respectively.

The Company shall file with the Trustee at least 45 days preceding any sinking and improvement fund payment date an officers’ certificate (herein referred to as an “annual sinking and improvement fund certificate”), substantially in the following form:

“PUGET SOUND POWER & LIGHT COMPANY

FIRST MORTGAGE DATED AS OF JUNE 2, 1924

AS SUPPLEMENTED AND MODIFIED.

ANNUAL SINKING AND IMPROVEMENT FUND CERTIFICATE

(Bonds of the 1987 Series)

The undersigned, one of whom is an accountant, in compliance with the provisions for a sinking and improvement fund contained in Section 1.03 of the Forty-second Supplemental Indenture to the above-mentioned Mortgage, do hereby certify as follows:

1. The amount of the sinking and improvement fund payment due on June 30, 19     (here there should be specified the June 30 next succeeding the date of filing of the certificate) computed as provided in Section 1.03 of said Supplemental Indenture (but before deduction of credits) is                                          $

2. The credits, if any, which the Company elects to take against said sinking and improvement fund payment are as follows:

(i) Bonds of the 1987 Series delivered or to be delivered to the Trustee concurrently herewith, or not later than the date specified in Item 1 above, of a principal amount equal to                                          $

(Here specify Bonds delivered or to be delivered.)

(ii) Bonds of the 1987 Series (or Bond credits therefor) which have been redeemed not more than 12 months preceding the date specified in Item 1 above, at the Special

Redemption Price provided for in, and pursuant to the provisions of, subparagraph (ii) of Clause (b) of Section 1.02 of the Forty-second Supplemental Indenture, of a principal amount equal to                                          $

(Here specify Bonds redeemed or Bond credits therefor.)

(iii) Bonds of the 1987 Series (or Bond credits therefor) redeemed at any time prior to the date specified in Item 1 above at the Regular Redemption Price provided for in Clause (a) of Section 1.02 of the Forty-second Supplemental Indenture, of a principal amount equal to                                          $

(Here specify Bonds redeemed or Bond credits therefor.)

(iv) Unfunded net additions shown by net property additions applications heretofore or concurrently herewith filed with the Trustee, equal to $            to the extent of 60% of said amount, i.e.                                          $

Total credits pursuant to Item 2                                          $

3. (To be included only if credit is taken pursuant to Clause (i) of Item 2.) All Bonds delivered or to be delivered to the Trustee as stated in Clause (i) of Item 2 above have been bona fide issued and delivered to persons other than affiliates of the Company, and have been reacquired by the Company.

4. (This statement need be included only if credit is taken pursuant to Item 2.) None of the Bonds or Bond credits which are made the basis of a credit pursuant to Clauses (i), (ii) and (iii) of Item 2 above has been funded, and no net additions made the basis of a credit pursuant to Clause (iv) of Item 2 above have been funded, or, if funded, have become unfunded pursuant to the provisions of the last two paragraphs of Section 1.35 of the Fortieth Supplemental Indenture, or (in the case of Bonds or Bond credits) such Bonds or Bond credits have been reinstated as provided in Section Four of Article II of said Fortieth Supplemental Indenture, or in Section 2.03 of said Fortieth Supplemental Indenture.

5. The balance, if any, of the above-mentioned sinking and improvement fund payment to be paid by the Company in cash, namely, the amount set forth in Item 1 hereof, minus the total credits set forth in Item 2 hereof, is                                           $

[Here insert statements as to compliance with conditions precedent as required by Section 2.04 of the Fortieth Supplemental Indenture.]

Dated:

President

Treasurer of PUGET SOUND POWER & LIGHT COMPANY”

All Bonds of the 1987 Series delivered to the Trustee and credited against any sinking and improvement fund payment and all Bonds of the 1987 Series redeemed by operation of the sinking and improvement fund or the redemption of which has been made the basis of a credit against any sinking and improvement fund payment or Bond credits therefor, and all net additions made the basis of a credit against any sinking and improvement fund payment, shall be deemed to be thereupon funded, but only so long as any Bonds of the 1987 Series are outstanding. All Bonds of the 1987 Series so delivered or redeemed shall, if not previously cancelled, be forthwith cancelled by the Trustee.

Forthwith after the filing of the annual sinking and improvement fund certificate preceding each sinking and improvement fund payment date on which the Company will, as shown by said certificate, be required to make to the Trustee a payment in cash for the sinking and improvement fund, the Trustee shall proceed to select for redemption, in the manner provided in Article Ten of the Indenture, a principal amount of Bonds of the 1987 Series equal to the amount of such cash payment and, in the name of the Company, shall give notice as required by the provisions of Section 1.02 hereof and Article Ten of the Indenture of the redemption for the sinking and improvement fund, on the then next ensuing July 1, of the Bonds so selected. On or before the sinking and improvement fund payment date next preceding such July 1, the Company shall pay to the Trustee the cash payment required by this Section, plus the amount of all interest accrued, if any, and premium payable, on Bonds of the 1987 Series to be redeemed by the application of such cash payment, and the money so paid shall be applied by the Trustee to the redemption of such Bonds. The Company shall also deliver to the Trustee with the filing of any annual sinking and improvement fund certificate, or not later than the next succeeding sinking and improvement fund payment date, any Bonds of the 1987 Series specified in said Clause (i) of Item 2 in such certificate.

All cash paid to the Trustee pursuant to the provisions of this Section shall be held by the Trustee as security for the payment of the called Bonds of the 1987 Series until applied as herein provided.

The Company, upon request of the Trustee from time to time, will pay to the Trustee an amount equal to the cost of giving notice of redemption of Bonds of the 1987 Series for such fund and any other expense of operation of such fund, the intention being that such fund shall not be charged for such expenses.

SECTION 1.04. Depreciation Fund. Notwithstanding the provisions of Section Six of Article II of Part I of the Fortieth Supplemental Indenture, the Company hereby covenants that, so long as any of the

Bonds of the 1987 Series shall remain outstanding, (a) the covenants made by the Company in Section Four of Article II of Part I of the Fortieth Supplemental Indenture shall continue in full force and effect and (b) Bonds delivered, redeemed or purchased pursuant to said Section Four and any amount of unfunded Bond credits used as a credit in Item 7 of any depreciation fund certificate shall be deemed to be funded, unless and until the same shall have been reinstated as provided in said Section Four or in Section 2.03 of the Indenture.

SECTION 1.05. Restriction on Payment of Dividends on Common Stock. Notwithstanding the provisions of Section Six of Article II of Part I of the Fortieth Supplemental Indenture, the Company hereby covenants that the covenants made by the Company in Section Five of Article II of Part I of the Fortieth Supplemental Indenture shall continue in full force and effect so long as any of the Bonds of the 1987 Series shall remain outstanding.

SECTION 1.06. Minimum Provision for Depreciation. The Company hereby covenants that the term “minimum provision for depreciation” shall have the meaning specified in Section 1.32 of the Indenture so long as any of the Bonds of the 1987 Series shall remain outstanding.

SECTION 1.07. Assignment of Certain Contracts. The Company hereby covenants that, except in connection with any merger or consolidation of the Company, or any sale, conveyance, transfer or lease, subject to the lien of the Indenture, of all of the trust estate as, or substantially as, an entirety as permitted by Article Fourteen of the Indenture, or unless the prior written consent of the holders of not less than a majority in principal amount of the Bonds of the 1987 Series at the time outstanding is obtained, it will not assign to any third party any of its right, title and interest under, in and to, the following described contracts:

(a) Power Contract, dated January 6, 1956 between Public Utility District No. 1 of Chelan County, Washington and the Company, relating to the sale of electric energy to the Company from the so-called Rock Island Project;

(b) Power Contract, dated January 6, 1956, between Public Utility District No. 1 of Chelan County, Washington and the Company, relating to the sale of electric energy to the Company from the so-called Rocky Reach Project;

(c) Supplemental Power Contract, dated November 20, 1956, between Public Utility District No. 1 of Chelan County, Washington and the Company, supplementing and modifying the Power Contracts described in clauses (a) and (b) above; and

(d) All amendments and supplements to, and modifications of, the Power Contracts described in clauses (a) and (b) above and the Supplemental Power Contract described in clause (c) above entered into from and after the date of the Forty-second Supplemental Indenture.

Nothing in this Section 1.07 contained shall in any way affect or impair the right of the Company, from time to time, if no default shall exist under the Indenture, to modify, supplement or terminate such contracts and each of them, if, in the opinion of the Company, such modification, supplement or termination is necessary, desirable or advisable in the conduct of the utility business of the Company.

SECTION 1.08. Duration of Effectiveness of Article One. This Article shall be in force and effect only so long as any of the Bonds of the 1987 Series are outstanding.

ARTICLE TWO.

Principal Amount Presently To Be Outstanding.

SECTION 2.01. The total aggregate principal amount of First Mortgage Bonds of the Company issued and outstanding and presently to be issued and outstanding under the provisions of and secured by the Indenture, as heretofore supplemented and as further supplemented by this Forty-second Supplemental Indenture, will be Forty-five Million Dollars ($45,000,000), namely, Twenty-five Million Dollars ($25,000,000) principal amount of First Mortgage Bonds, 3 1/2% Series due 1984, now issued and outstanding, and Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 6 1/4% Series due 1987, to be authenticated and delivered pursuant to Section 2.02 of this Forty-second Supplemental Indenture. Additional Bonds of the 1984 Series and 1987 Series, and of any other series established after the execution and delivery of this Forty-second Supplemental Indenture, may from time to time be authenticated, delivered and issued pursuant to the terms of the Indenture and indentures supplemental thereto.

SECTION 2.02. Bonds of the 1987 Series in the aggregate principal amount of Twenty Million Dollars ($20,000,000) may forthwith, upon the execution and delivery of this Forty-second Supplemental Indenture, or from time to time thereafter, and upon compliance by the Company with the provisions of Article Five of the Indenture, be executed by the Company and delivered to the Trustee and shall thereupon be authenticated and delivered by the Trustee to or upon the written order of the Company.

ARTICLE THREE.

Miscellaneous.

SECTION 3.01. This Forty-second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall form a part thereof, and the Indenture, as hereby supplemented, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all of the provisions, terms, covenants and conditions of the Indenture, shall be applicable to the Bonds of the 1987 Series to the same extent as if specifically set forth herein. All terms used in this Forty-second Supplemental Indenture shall be taken to have the same meaning as in the Indenture, except in cases where the context herein clearly indicates otherwise.

SECTION 3.02. All recitals in this Forty-second Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

SECTION 3.03. The Company covenants that it is (subject to the rights, if any, of condemnors in actions of condemnation pending at the date of the execution of the Forty-second Supplemental Indenture or judgments thereafter entered therein, and to the rights of the United States of America or municipalities, public utility districts or other authorized agencies, by franchise or license, or by provision of law, to condemn, purchase or appropriate or recapture the property affected thereby) lawfully seized and possessed of all the trust estate at the date of the execution of the Forty-second Supplemental Indenture except as herein specifically otherwise stated; that on said date the trust estate is free and clear from all liens and encumbrances other than permitted encumbrances, except as in Section 9.05 of the Indenture specifically otherwise stated; that the Company will warrant and forever defend the trust estate and the title thereto to the Trustee against the claims of all persons whomsoever except as in the Indenture specifically otherwise stated; that it will maintain and preserve the lien of the Indenture, as heretofore and hereby supplemented, as a first mortgage lien, except as in the Indenture specifically otherwise stated, so long as any of the Bonds issued under the Indenture, and all indentures supplemental thereto are outstanding; and that it has good right and lawful authority to subject said property to the lien of the Indenture, as provided in and by the Indenture.

SECTION 3.04. The last two sentences of Section 2.11 of the Indenture shall be and hereby are corrected by transferring the words “and for like purposes as is provided in this Indenture in respect of” from the last sentence to the next to the last sentence of said Section, so that such two sentences shall read as follows:

“Subject to the foregoing, the net proceeds of the sale or maturity of deposited obligations (including cash deposited to make up any deficiency as aforesaid) shall be paid out or applied by the Trustee in like manner and for like purposes as is provided in this Indenture in respect of the cash for which such obligations were substituted. The deposited obligations while held by the Trustee, and the net proceeds of the sale or maturity thereof (including cash deposited to make up any deficiency as aforesaid) until so paid out or applied shall constitute part of the trust estate.”

SECTION 3.05. The Company covenants and agrees, in order to conform the provisions of the Indenture to the requirements of the Trust Indenture Act of 1939, as follows:

Whenever the Trustee shall so request or the holders of at least 25% in principal amount of the Bonds outstanding under the Indenture shall so request in a written notice served upon the Trustee, but not more frequently than once every two years, and whether or not requested by the Trustee or the Bondholders as aforesaid, at least once prior to July 1, 1962 and thereafter at least once in every five years, the Company shall appoint an independent engineer to make an inspection of the trust estate of the Company.

The Company shall cause such independent engineer, within a reasonable time after the date of his appointment, to report to the Company and to the Trustee whether or not the trust estate (other than property which has been retired) of the Company, as an operating system or systems, has been maintained in good repair, working order and condition. If such independent engineer shall report that the trust estate has not been so maintained, he shall state in his report the character and extent and estimated cost of making good such deficiency, and, if longer than one year, the time reasonably necessary to make good such deficiency. Said report shall be placed on file by the Trustee and shall be open to inspection by any Bondholder at any reasonable time.

If the Company, within 30 days after the filing of the report of such independent engineer, shall object in writing to any of the statements in such certificate, the matters so objected to shall be forthwith referred to three arbitrators selected in the following manner: the Trustee, within 10 days after the expiration of said period of 30 days, shall name one arbitrator and give notice of such selection to the Company. Within 10 days after receipt of such notice, the Company shall name one arbitrator and give notice of such selection to the Trustee, and failure to do so shall entitle the Trustee to name an arbitrator to represent the Company. The two thus selected shall, within 10 days after the appointment of the arbitrator representing the Company, select a third arbitrator, but if said arbitrators are unable, within said 10 days, to agree upon such third arbitrator, then the District Judge of the United States of America for the Western District of Washington senior in service may appoint such third arbitrator, upon application to said District Judge by either party on 5 days’ notice thereof to the other party. The written decision of a majority of such arbitrators shall be filed as soon as practicable with the Trustee and a copy thereof delivered to the Company, and shall be binding upon the Trustee, the Company and the Bondholders.

The Company, upon the expiration of 30 days after the filing as aforesaid of the report of an independent engineer, if it shall not have objected thereto, or upon the filing as aforesaid of any decision of arbitrators, shall proceed with all reasonable speed, to do such maintenance work as may be necessary to make good any such maintenance deficiency as shall have been determined to exist as hereinabove provided at the time of the report of such independent engineer or at the time of such decision of arbitrators, as the case may be, whereupon such independent engineer or such arbitrators, as the case may be, shall report in writing to the Trustee whether such deficiency has been made good; provided, however, that in case such independent engineer or arbitrators shall fail or refuse to make such report within such period as the Trustee may deem reasonable, the Trustee may in its discretion appoint another independent engineer to make such report, or in lieu of such report, may accept an officers’ certificate that such deficiency has been made good.

Unless the Trustee shall be so advised in writing by such independent engineer or arbitrators or by an officers’ certificate accepted by the Trustee, as the case may be, within one year from the date of any report of an independent engineer or any decision of arbitrators, as the case may be, determining a maintenance deficiency to exist, or such longer period as may be stated in such report or decision to be reasonably necessary for the purpose, that such deficiency has been made good, the Company shall be deemed to have failed in the due performance of the covenant as to the maintenance of the trust estate contained in Section 9.08 of the Indenture and in any proceeding consequent upon such failure said report or decision shall be conclusive evidence against the Company of the existence of the facts and conditions therein set forth.

All expenses incurred pursuant to this Section shall be borne by the Company.

SECTION 3.06. The Indenture as heretofore and hereby supplemented has been qualified under the Trust Indenture Act of 1939 in connection with the issuance and sale of the initial Twenty Million Dollars ($20,000,000) principal amount of Bonds of the 1987 Series, and accordingly the provisions of Article Eleven, Sections 15.13, 15.14 and 19.04 of the Indenture have become operative.

SECTION 3.07. This Forty-second Supplemental Indenture may be executed in several counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

SECTION 3.08. Although this Forty-second Supplemental Indenture is dated for convenience and for the purpose of reference as of July 1, 1957, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

IN WITNESS WHEREOF, Puget Sound Power & Light Company has caused this Forty-second Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Clerk or Assistant Clerk or its Secretary or one of its Assistant Secretaries, and Old Colony Trust Company in token of its acceptance of the trust hereby created has caused this Forty-second Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents, and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries, all on the 26th day of June, 1957, but as of the day and year first above written.

PUGET SOUND POWER & LIGHT COMPANY

(CORPORATE SEAL)

	By	/S/ C. P. JOHNSON
Vice President.

Attest:

/S/ CHARLES JACKSON, JR.
Clerk.

OLD COLONY TRUST COMPANY

(CORPORATE SEAL)

	By	/S/ H. S. PARKER
Vice President.

Attest:

/S/ R. D. FISHER
Assistant Secretary.

COMMONWEALTH OF MASSACHUSETTS COUNTY OF SUFFOLK	}	ss.:

On this 26th day of June, 1957, before me personally appeared C. P. JOHNSON and CHARLES JACKSON, JR., to me known to be a Vice President and Clerk, respectively, of PUGET SOUND POWER & LIGHT COMPANY, one of the corporations that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute and attest said instrument, and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

/S/ ELLIOT G. KELLEY
ELLIOT G. KELLEY NOTARY PUBLIC My commission expires November 14, 1958

(NOTARIAL

    SEAL)

COMMONWEALTH OF MASSACHUSETTS COUNTY OF SUFFOLK	}	ss.:

C. P. JOHNSON and CHARLES JACKSON, JR. being duly sworn each for himself on oath deposes and says that he, the said C. P. JOHNSON is and at the time of the execution of the foregoing Supplemental Indenture was a Vice President of PUGET SOUND POWER & LIGHT COMPANY, a corporation and the mortgagor therein named, and the same person who as such Vice President executed said Supplemental Indenture in behalf of said corporation; and that he, the said CHARLES JACKSON, JR. is and at the time of the execution of said Supplemental Indenture was the Clerk of said corporation, the said mortgagor, and the same person who as such Clerk attested such Supplemental Indenture on behalf of said corporation; and that the said Supplemental Indenture is made in good faith and without any design to hinder, delay or defraud creditors or any creditor of said corporation.

/S/ C. P. JOHNSON

/S/ CHARLES JACKSON, JR.

Subscribed and sworn to before me this 26th day of June, 1957.

/S/ ELLIOT G. KELLEY
ELLIOT G. KELLEY NOTARY PUBLIC My commission expires November 14, 1958

(NOTARIAL

    SEAL)

COMMONWEALTH OF MASSACHUSETTS COUNTY OF SUFFOLK	}	ss.:

On this 26th day of June, 1957 before me personally appeared H. S. PARKER and R. D. FISHER, to me known to be a Vice President and an Assistant Secretary, respectively, of OLD COLONY TRUST COMPANY, one of the corporations that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute and attest said instrument, and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

/S/ ELLIOT G. KELLEY
ELLIOT G. KELLEY NOTARY PUBLIC My commission expires November 14, 1958

(NOTARIAL

    SEAL)

TO COUNTY AUDITOR:

This instrument is a mixed real and chattel mortgage. Record as real estate mortgage and file and index as chattel mortgage.

OLD COLONY TRUST COMPANY, Trustee

/s/ R. D. Fisher
Assistant Secretary